                                                                      EXHIBIT 5


The Chase Manhattan Bank                               Neila B. Radin
Legal Department                                       Senior Vice President and
270 Park Avenue                                        Associate General Counsel
New York, New York  10017



                                                              July 26, 1999


The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017

                     Re:  Registration Statement on Form S-3

Dear Sirs:

         I have acted as counsel to The Chase Manhattan Corporation, a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 3,000,000 shares of Common
Stock, $1 par value per share, of the Company (the "Shares"), to be issued pursuant to the Company's Dividend Reinvestment Plan (the "Plan").

         In so acting I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued in accordance with the terms of the Plan, the Shares will be duly authorized, validly issued and fully paid and non-assessable shares of the Company's Common Stock, $1 par value per share.

         I know that I am referred to under the caption "Legal Matters" in the prospectus contained in the Registration Statement, and I hereby consent to the use of my name in such prospectus and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                   Very truly yours,



                                                   By: /s/ Neila B. Radin